UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 30, 2018

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2018, Daseke, Inc. (the “Company”) and Don R. Daseke, the Company’s Chairman and Chief Executive Officer and its principal executive officer, entered in to an amendment (the “Daseke Amendment”) to Mr. Daseke’s Employment Agreement dated February 27, 2017. Pursuant to the Daseke Amendment, the term of Mr. Daseke’s employment agreement, which was previously scheduled to expire on February 22, 2022, was extended through June 30, 2023. The foregoing description of the Daseke Amendment is qualified in its entirety by reference to the text of the amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Also on August 30, 2018, the Company and R. Scott Wheeler, the Company’s President and Chief Financial Officer and its principal financial officer, entered in to an amendment (the “Wheeler Amendment”) to Mr. Wheeler’s Employment Agreement dated February 27, 2017. Pursuant to the Wheeler Amendment, the target value of Mr. Wheeler’s discretionary annual bonus was increased from a minimum of $150,000 to $350,000. Additionally, the term of Mr. Wheeler’s employment agreement, which was previously scheduled to expire on February 22, 2022, was extended through June 30, 2023. The foregoing description of the Wheeler Amendment is qualified in its entirety by reference to the text of the amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

10.1  Amendment to the Employment Agreement, dated August 30, 2018, between Daseke, Inc. and Don R. Daseke.

10.2  Amendment to the Employment Agreement, dated August 30, 2018, between Daseke, Inc. and R. Scott Wheeler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

August 30, 2018	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Senior Vice President, Chief Accounting Officer, Corporate Controller and Assistant Secretary